Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149200) and Form S-3 (No. 333-165959) of Targa Resources Partners LP of our reports dated August 19, 2010 and September 21, 2010, relating to the consolidated financial statements of Targa Versado LP and Targa Venice Operations which appear in this Current Report on Form 8-K of Targa Resources Partners LP dated October 4, 2010.
/s/PricewaterhouseCoopers LLP
Houston, Texas
October 4, 2010